Exhibit 99.1

Biosense Webster, Inc.
3333 Diamond Canyon Rd. Diamond Bar, CA 91765 Phone 909.839.8500

News Release	FOR IMMEDIATE RELEASE

Contact:

Kim Thompson

Biosense Webster, Inc.

(909) 839-8553

E-mail: kthomps5@bwius.jnj.com

www.biosensewebster.com

BIOSENSE WEBSTER RECEIVES FDA APPROVAL FOR TECHNOLOGY

TO TREAT PATIENTS WITH HEART RHYTHM DISEASE

Navigation System and Catheters Integrate with Stereotaxis

Automated Technology for Treatment of Cardiac Arrhythmias

Diamond Bar, CA – February 7, 2006 – The U.S. Food and Drug Administration (FDA) today approved an innovative combination of technologies that will enhance a doctors’ ability to treat patients with abnormal heart rhythms (cardiac arrhythmias). The approval results in the first and only commercially available products for use during cardiac radiofrequency ablation with the Niobe® Magnetic Navigation System, designed by Stereotaxis, Inc. and the CARTO™ RMT System from Biosense Webster, Inc. Cardiac radiofrequency ablation is a non-surgical procedure during which a catheter delivers energy to damaged heart tissue to restore normal heart rhythms. Cardiac arrhythmias affect millions of people nationwide.

The FDA approval covers the use of the NAVISTAR® RMT Diagnostic/Ablation Steerable Tip Catheter with the Niobe® System. Biosense Webster offers the only products that work with the Stereotaxis system to enable electrophysiologists (doctors that treat the heart’s electrical system) to steer a catheter remotely, map the electrical activity of the heart, and ablate targeted areas that require treatment.

This technology has been used in Europe with extensive experience at San Raffaele University Hospital in Milan, Italy. “Our center has performed over 100 procedures using the combined technology of the NAVISTAR® RMT Catheter and the Niobe® System,” said Carlo Pappone, MD, PhD, FACC, Director of the Arrhythmology Department. “It is a true breakthrough technology as one can, for the first time, perform the procedure from a remote location, such as the control room.”

Biosense Webster President Roy Tanaka commented, “Since its inception, Biosense Webster has partnered with the electrophysiology community to set new standards for developing innovating products and treating patients with heart rhythm disease. The enhancements to patient care afforded by these FDA approvals are gratifying and represent the next chapter in our product development and partnering that will benefit patients and doctors now and well into the future.”

NAVISTAR® RMT Catheter can only be used with CARTO™ RMT Navigation System.

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BIOSENSE WEBSTER RECEIVES FDA APPROVALS FOR TECHNOLOGY

TO TREAT PATIENTS WITH HEART RHYTHM DISEASE

“This is good news for doctors and patients. By integrating Biosense Webster’s navigation system and catheters with Stereotaxis’ Niobe system, we get leading diagnostic and ablation technology combined with an automated mapping and steering system, resulting in greater ability to treat a broad range of patients, including the most complex cases,” said Gery F. Tomassoni, MD, Director, Central Baptist Hospital Cardiac Research, Lexington, Kentucky.

In October 2005, Biosense Webster received FDA clearance for the CARTO™ RMT Navigation System and NAVISTAR® RMT Catheter to be integrated with the Niobe® Navigation technology from Stereotaxis. In addition, the company received clearance for the REFSTAR™ RMT Catheter which provides a reliable reference point within the CARTO™ RMT System to ensure an accurate visual framework for mapping diagnostic procedures.

About Biosense Webster

Biosense Webster Inc, a Johnson & Johnson Company, pioneered EP diagnostic catheters more than 30 years ago and continues to lead the industry as an innovative provider of advanced diagnostic, therapeutic, and mapping tools. As the leader in navigation systems, Biosense Webster’s technology includes the largest installed base of navigation systems worldwide in leading hospitals and teaching institutions. With proprietary products such as the CARTOMERGE™ Image Integration Software Module, the THERMOCOOL(r) Irrigated Tip Catheter and the LASSO® Circular Variable Mapping Catheter, the company is changing the way electrophysiologists diagnose and treat arrhythmias.

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